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Exhibit 16

[ARTHUR ANDERSEN LLP LETTERHEAD]

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 31, 2002

Dear Sir/Madam:

        We have read the disclosures included in Item 4 included in the Form 8-K dated May 31, 2002 of Chart House Enterprises, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP
Chicago, Illinois

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  Exhibit 16